EXHIBIT G

                      Information with Respect to Executive
                    Officers and Directors of the Undersigned
                    -----------------------------------------
     The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; and his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer of each officer is Agway Inc., the business address of each of which is c/o Agway Inc., P.O. Box 4933, Syracuse, New York 13221-4933 (tel. 315-449-6436) and each such individual identified below is a citizen of the United States. The principal occupation of all directors of Agway is full-time farming, except for Messrs. Cardarelli, Hardy and Cook. To the knowledge of the Reporting Person, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws except as reported in Item 2(d) of this Schedule 13D.

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
                               Agway Inc. Officers
                               -------------------
                                                                                                          Shares
                                                                                                       Beneficially
       Name                          Present Principal Occupation                                         Owned
---------------------         ---------------------------------------------------------                ------------
Donald P. Cardarelli          President and Chief Executive Officer                                          0
Daniel J. Edinger             President, Telmark LLC                                                         0
John F. Feeney                Corporate Controller                                                           0
Christopher W. Fox            Senior Vice President, General Counsel and Secretary                           0
Stephen H. Hoefer             Senior Vice President, Public Affairs & Membership                             0
Michael R. Hopsicker          President, Agway Energy Products LLC                                           0
Karen J. Ohliger              Treasurer                                                                      0
Roy S. Lubetkin               President, Country Products Group                                              0
Peter J. O'Neill              Senior Vice President, Finance & Control                                     36,000
William L. Parker             Vice President and Chief Information Officer                                   0
Gerald R. Seeber              Senior Vice President and Chief Administrative Officer and                     0
                              Chairman and President, Agway Insurance Group
G. Leslie Smith               Vice President and Chief Investment Officer                                    0

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


                                             Agway Inc. Board of Directors
                                             -----------------------------
                                                                                                            Shares
                                                                                                         Beneficially
            Name                      Business Name                  Business Address                       Owned
----------------------       ---------------------------      --------------------------                --------------
Stanley J. Burkholder        Burk-Lea Farms                   3099 Grand Point Road                           0
                                                              Chambersburg, PA 17201

Donald P. Cardarelli         Agway Inc.                       P. O. Box 4933                                  0
                                                              Syracuse, NY 13221

John R. Cook                 Retired                          137 Marlborough Street                          0
                                                              Boston, MA 02116

Andrew J. Gilbert            Adon Farms                       Box 517                                       1,000
                                                              State Highway 72
                                                              Potsdam, NY 13676

Thomas G. Hardy              Trans-Resources, Inc.            375 Park Avenue                                 0
                                                              11th Floor
                                                              New York, NY 10152

John R. Ligo                 LiTerra                          2191 Scrubgrass Road                            0
                                                              Grove City, PA 16127

Robert L. Marshman           Marshman Farms                   3633 County Rd. 32                              0
                                                              Oxford, NY 13830

Jeffrey B. Martin            Martin Farms                     5980 Ridge Road                               1,000
                                                              Cazenovia, NY 13035

Samuel F. Minor              The Spring House                 1531 Rt. 136                                  1,000
                                                              Washington, PA  15301

Matt E. Rogers               Rogers Farm                      Rogers Road                                     0
                                                              Box 3460
                                                              Clinton, ME 04927

Richard H. Skellie           Richland Farms                   650 Skellie Road                                0
                                                              Salem, NY 12865

Carl D. Smith                Hillacre Farms                   210 Smith Road                                10,000
                                                              Corinna, ME 04928

Gary K. Van Slyke            Van Slyke's Dairy Farm           5633 Griffith Road                              0
                                                              Portageville, NY 14536

Joel L. Wenger               Weng-Lea Farms                   8988 Hades Church Rd.                          300
                                                              Greencastle, PA 17225

Edwin C. Whitehead           White Ayr Farms                  71 Popple Swamp Rd.                           3,000
                                                              Washington Depot, CT  06794

Dennis C. Wolff              Pencol Farms                     1048 State Route 254                            0
                                                              Millville, PA 17846-9669

William W. Young             Will-O-Crest Farm                800 County Rd. 27                             1,987
                                                              Clifton Springs, NY 14432


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